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                             Hogan & Hartson L.L.P.
                              555 13th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600




                                  June 19, 1998


Board of Directors
Sunrise Assisted Living, Inc.
9401 Lee Highway, Suite 300
Fairfax, Virginia 22031

Ladies and Gentlemen:

               We are acting as counsel to Sunrise Assisted Living Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to an additional 25,000 shares of the Company's common stock, par value $.01 per share (the "Shares") issuable in connection with the Company's Directors' Stock Option Plan. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

               For purposes of this opinion letter, we have examined copies of the following documents:

               1.     An executed copy of the Registration Statement.

               2. The Restated Certificate of Incorporation of the Company, as certified by the General Counsel and Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

               3. The Amended and Restated Bylaws of the Company, as certified by the General Counsel and Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

               4. Resolutions of the Board of Directors of the Company adopted on May 20, 1998, as certified by the General Counsel and Assistant



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Board of Directors
Sunrise Assisted Living, Inc.
June 19, 1998
Page 2


                      Secretary of the Company on the date hereof as then being complete, accurate and in effect, approving and adopting the 25,000 share increase in the number of shares issuable in connection with the Directors' Stock Option Plan.

               5. A copy of the Directors' Stock Option Plan, as amended, as certified by the General Counsel and Secretary of the Company on the date hereof as being complete, accurate and in effect.

               In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

               This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

               Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Directors' Stock Option Plan, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

               We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.



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Board of Directors
Sunrise Assisted Living, Inc.
June 19, 1998
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               We hereby consent to the filing of this opinion letter as Exhibit
5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                   Very truly yours,

                                                   /s/ Hogan & Hartson L.L.P.

                                                   HOGAN & HARTSON L.L.P.